SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                December 29, 1999
                Date of Report (Date of Earliest Event Reported)


                         STRATFORD AMERICAN CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                                     Arizona
                 (State or Other Jurisdiction of Incorporation)


         0-17108                                                 86-0608035
(Commission File Number)                                      (I.R.S. Employer
                                                             Identification No.)


2400 E. Arizona Biltmore Circle, Building 2, Suite 1270, Phoenix, Arizona  85016
                   (Address of Principal Executive Offices)           (Zip Code)


                                 (602) 956-7809
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On December 29, 1999, Stratford American Car Rental Systems, a subsidiary of Stratford American Corporation, (the "Company") sold its remaining real estate property for $1,440,000 in cash. The sale price was determined through arm's length negotiations and was based primarily upon current market values of similar properties.

     The Company had leased the property to Dollar Rent A Car Systems, Inc. ("Dollar") following the sale to Dollar in 1998 of the Company's rental car business. The ownership and lease management of that property was the Company's only current activity. The Company plans to use the proceeds from the sale, together with existing cash from the 1998 sale of the rental car business to Dollar, in the acquisition of new, unrelated business opportunities.

SAFE HARBOR STATEMENT:

     Certain statements contained in this report, including statements regarding the Company's plan to acquire a new unrelated business opportunity, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from the forward-looking statements. Such factors include, among other things: the fact that the Company has no significant operations; the risk that the Company will not be able to complete any acquisitions to re-establish significant operations; and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

                                    EXHIBITS

99.1  -   Press Release dated December 29, 1999.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: January 11, 2000.

                                   STRATFORD AMERICAN CORPORATION


                                   By: \s\ Mel Shultz
                                       -----------------------------------------
                                       Mel Shultz, President

                                  EXHIBIT INDEX


99.1  -   Press Release dated December 29, 1999.